Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-186635) of Sable Natural Resources Corporation (formerly NYTEX Energy Holdings, Inc.) of our report dated March 31, 2015, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Sable Natural Resources Corporation (formerly NYTEX Energy Holdings, Inc.) for the year ended December 31, 2014.

/s/ Whitley Penn LLP

Dallas, Texas

March 31, 2015